                                                                    EXHIBIT 21.1
                                                                     Page 1 of 2

                  SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION


                                                                                Percentage
                                                                                of Voting
                                                State (Country)                 Securities
Name of Company                                of Incorporation                 Owned
---------------                                ----------------                 ----------

Brady Corporation                              Wisconsin                        Parent

Brady Financial Co.                            Delaware                         100%
Braton Holding Co.                             Delaware                         100%
Tricor Direct Inc.-                            Delaware                         100%
     Doing Business As:
         Seton
         Seton Name Plate Company
         D&G Sign and Label Co.
         Seton Identification Products
         The Hirol Company
Worldmark of Wisconsin Inc.                    Delaware                         100%
Varitronic Systems, Inc.                       Minnesota                        100%
Brady Investment Co.                           Nevada                           100%
Brady International Sales, Inc.                U.S. Virgin Islands              100%
Brady International Co.                        Wisconsin                        100%
Brady Service Co.                              Wisconsin                        100%
Brady Worldwide, Inc.                          Wisconsin                        100%
Teklynx International Co.                      Wisconsin                        100%

Brady Australia Pty. Ltd.                      Australia                        100%
Seton Australia Pty. Ltd.                      Australia                        100%
Visi Sign Pty. Ltd.                            Australia                        100%
W.H. Brady, N.V.                               Belgium                          100%
W.H.B. do Brasil Ltda.                         Brazil                           100%
B.I. Canada Incorporated                       Canada                           100%
W.H.B. Identification Solutions, Inc.-         Canada                         100%
    Doing Business As:
         Brady
         GrafTek
         Revere-Seton
         Seton
1167232 Ontario, Inc.                          Canada                           100%
Brady (Wuxi) Co. Ltd.                          China                            100%

                                                                    EXHIBIT 21.1
                                                                     Page 2 of 2

            SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION (Continued)


                                                                                Percentage
                                                                                of Voting
                                                State (Country)                 Securities
Name of Company                                of Incorporation                 Owned
---------------                                ----------------                 ----------

B.I. Financial Limited                         England                          100%
B.I. U.K. Limited                              England                          100%
W.H. Brady Co. Ltd.                            England                          100%
Cigarette Litter Bin Co. Ltd.                  England                          100%
Seton Limited                                  England                          100%
Brady Graphic Solutions Limited                England                          100%
Brady Letterasoft S.A.                         France                           100%
Braton Europe Eurl                             France                           100%
Braton Groupe S.A.R.L.-                        France                           100%
    Doing Business As:
         Brady
         Techniques Avancees
         Holman
         Periprint
Tricor Group, S.A. -                           France                           100%
    Doing Business As:
         Seton
         Signals
W.H. Brady GmbH                                Germany                          100%
Seton GmbH                                     Germany                          100%
Seton Italia, SRL                              Italy                            100%
Nippon Brady K.K.                              Japan                            100%
Brady Korea Co., Ltd.                          Korea                            100%
W. H. Brady S. de R.L. de C.V.                 Mexico                           100%
Hirol UK Ltd.                                  Scotland                         100%
Brady Corporation S.E.A. Pte. Ltd.             Singapore                        100%
Brady Corporation Asia Pte. Ltd.               Singapore                        100%
SOFT Iberica S.L.                              Spain                            100%
Brady AB                                       Sweden                           100%
Seton Scandinavia AB                           Sweden                           100%